Exhibit 5.2
October 23 , 2012

RadiSys Corporation
5345 N.E. Dawson Creek Drive
Hillsboro, Oregon 97124
Ladies and Gentlemen,

We have acted as securities counsel to RadiSys Corporation, an Oregon corporation (the “Company”), in connection with the registration statement on Form S-3 filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the offer and sale by the selling securityholder named therin of $18,000,000 aggregate principal amount of 4.50% Convertible Senior Notes due 2015 of the Company (the “Notes”) and up to 3,461,747 shares of the Company’s common stock, $0.01 par value per share issuable upon conversion of the Notes (the “Resale Offer”).
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Restated Articles of Incorporation and the Restated Bylaws of the Company, each as amended to the date hereof (the “Charter Documents”), (ii) resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Notes and related matters (the “Resolutions”), (iii) the Registration Statement and all exhibits thereto, (iv) the Indenture, dated February 12, 2008, between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture between the Company and the Trustee, dated as of the date thereof and the Second Supplemental Indenture between the Company and the Trustee dated as of June 29, 2012, providing for the issuance of the Notes (the “Indenture”), and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.
As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v)  each of the Indenture and the Notes were duly authorized, executed , authenticated and delivered as specificed in the Indenture by persons with authority to sign in such capacity and offered and sold as described in the Registration Statement and (vi) each of the Indenture and the Notes do not violate the laws of Oregon insofar as such laws affect the enforceability of the Notes. We have also assumed that prior to the commencement of the Resale Offer, the Registration Statement will have become effective under the Securities Act and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended.
Based on the foregoing, we are of the opinion that the Notes constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
The foregoing opinion is limited in all respects to the laws of the State of New York, and we do not express any opinions as to the laws of any other jurisdiction or state blue sky securities matters. With respect to all matters of

Oregon law, we note that you are being provided with the opinion, dated on or about the date hereof, of Stoel Rives LLP, Oregon counsel to the Company. For purposes of our opinion, we have assumed that the Company has been duly incorporated and is a validly existing corporation under the laws of Oregon and that, where applicable, the issuance or delivery by the Company of any shares of its common stock upon exercise or otherwise pursuant to the terms of the Notes will be duly authorized, executed, authenticated, issued and delivered by the Company in accordance with Oregon law and pursuant to the authority granted in the Resolutions and that the authority granted in the Resolutions will remain in effect at all relevant times. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Notes or as to the effect that their performance of such obligations may have upon any of the matters referred to above.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We assume no obligation to revise or supplement this opinion or advise you of any changes in any matter set forth herein after the effective date of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.
Very truly yours,

/s/ Baker & McKenzie LLP
Baker & McKenzie LLP